Exhibit 99.(h)(vii)

AMENDMENT TO ADMINISTRATION AGREEMENT

This Amendment to the Administration Agreement is made as of August 26, 2024 (the “Amendment”) by and between State Street Bank and Trust Company, a Massachusetts trust company (the “Administrator”) and each registered management investment company identified on Schedule A hereto (each, a “Trust”). Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, the Administrator and each Trust entered into an Administration Agreement dated as of October 26, 2018 and effective as of November 1, 2018 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, each Trust is incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended, and certain Trusts have established series of shares identified under their names on Schedule A hereto (each, a “Fund”); and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	The Agreement is hereby amended as follows:

A.	In accordance with Section 1, the Appointment and Duties of Administrator provision of the Agreement, each Trust, on behalf of itself and its respective Fund(s), hereby requests that the Administrator act as Administrator for its Fund(s) under the terms of the Agreement, and that Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Schedule A attached hereto. In connection with such request, each Trust hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

B.	Annex I of Schedule B2 to the Agreement is hereby deleted in its entirety and replaced with the Annex I attached hereto.

2.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment is incorporated in its entirety into the Agreement, and this Amendment and said Agreement shall be read and interpreted together as the Agreement.

3.	This Amendment shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflicts of laws provisions.

4.	This Amendment may be executed in separate counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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Information Classification: Limited Access

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

EACH TRUST IDENTIFIED ON SCHEDULE A HERETO, ON BEHALF OF ITSELF OR ITS FUND(S)

By:	/s/ Stephen M. Atkins
Name:	Stephen Atkins
Title:	Treasurer

STATE STREET BANK AND TRUST COMPANY, as Administrator

By:	/s/ Scott Shirrell
Name:	Scott Shirrell
Title:	Managing Director

Administration Agreement

Schedule A

List of Funds

Open-End Funds

Calamos Advisors Trust
Calamos Growth and Income Portfolio

Calamos ETF Trust
Calamos Antetokounmpo Global Sustainable Equities ETF
Calamos Convertible Equity Alternative ETF
Calamos CEF Income & Arbitrage ETF
Calamos Alternative Nasdaq & Bond ETF
Calamos S&P 500 Structured Alt Protection ETF – May
Calamos S&P 500 Structured Alt Protection ETF – July
Calamos S&P 500 Structured Alt Protection ETF – August
Calamos Nasdaq-100 Structured Alt Protection ETF – June
Calamos Russell 2000 Structured Alt Protection ETF – July
Calamos Nasdaq-100 Structured Alt Protection ETF – September
Calamos S&P 500 Structured Alt Protection ETF – September
Calamos Laddered S&P 500 Structured Alt Protection ETF

Calamos Investment Trust
Calamos Convertible Fund
Calamos Dividend Growth Fund
Calamos Evolving World Growth Fund
Calamos Global Convertible Fund
Calamos Global Equity Fund
Calamos Global Opportunities Fund
Calamos Growth Fund
Calamos Growth and Income Fund
Calamos Hedged Equity Fund
Calamos High Income Opportunities Fund
Calamos International Growth Fund
Calamos Market Neutral Income Fund
Calamos Select Fund
Calamos Phineus Long/Short Fund
Calamos Total Return Bond Fund
Calamos Short-Term Bond Fund
Calamos Timpani Small Cap Growth Fund
Calamos Timpani SMID Growth Fund
Calamos International Small Cap Growth Fund
Calamos Merger Arbitrage Fund

Information Classification: Limited Access

Calamos Antetokounmpo Sustainable Equities Trust

Calamos Antetokounmpo Sustainable Equities Fund

Closed-End Funds

Calamos Convertible Opportunities and Income Fund
Calamos Convertible and High Income Fund
Calamos Strategic Total Return Fund
Calamos Global Total Return Fund
Calamos Global Dynamic Income Fund
Calamos Dynamic Convertible and Income Fund
Calamos Long/Short Equity & Dynamic Income Trust

Information Classification: Limited Access

ANNEX I

Further to the Amendment to the Administration Agreement dated as of August 26, 2024 between each registered management investment company identified on Schedule A thereto (each, a “Trust”) and State Street Bank and Trust Company (the “Administrator”), each Trust and the Administrator mutually agree to update this Annex I by adding Funds as applicable:

Form N-PORT Services and Quarterly Portfolio of Investments Services (FILING ONLY)	Service Type
Calamos ETF Trust	Standard N-PORT Reporting Solution (Data and Filing)
Calamos Antetokounmpo Global Sustainable Equities ETF	Standard N-PORT Reporting Solution (Data and Filing)
Calamos Convertible Equity Alternative ETF	Standard N-PORT Reporting Solution (Data and Filing)
Calamos Income & Arbitrage ETF	Standard N-PORT Reporting Solution (Data and Filing)
Calamos Alternative Nasdaq & Bond ETF	Standard N-PORT Reporting Solution (Data and Filing)
Calamos S&P 500 Structured Alt Protection ETF – May	Standard N-PORT Reporting Solution (Data and Filing)
Calamos S&P 500 Structured Alt Protection ETF – July	Standard N-PORT Reporting Solution (Data and Filing)
Calamos S&P 500 Structured Alt Protection ETF – August	Standard N-PORT Reporting Solution (Data and Filing)
Calamos Nasdaq-100 Structured Alt Protection ETF – June	Standard N-PORT Reporting Solution (Data and Filing)
Calamos Russell 2000 Structured Alt Protection ETF – July	Standard N-PORT Reporting Solution (Data and Filing)
Calamos Nasdaq-100 Structured Alt Protection ETF – September	Standard N-PORT Reporting Solution (Data and Filing)
Calamos S&P 500 Structured Alt Protection ETF – September	Standard N-PORT Reporting Solution (Data and Filing)
Calamos Laddered S&P 500 Structured Alt Protection ETF	Standard N-PORT Reporting Solution (Data and Filing)

Form N-CEN Services	Service Type
Calamos ETF Trust	Standard N-CEN Reporting Solution (Data and Filing)

Information Classification: Limited Access

IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex I as of the last signature date set forth below.

CALAMOS ETF TRUST		STATE STREET BANK AND TRUST COMPANY

By:	/s/ Stephen M. Atkins	By:	/s/Scott Shirrell
	Name: Stephen Atkins		Name: Scott F. Shirrell
	Title: Treasurer		Title: Managing Director
	Address: 2020 Calamos Court		Address:1 Iron Street
	Naperville, IL 60563		Boston, MA 02210
	Date: August 26, 2024		Date: August 26, 2024

Information Classification: Limited Access